UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): March 1, 2021

Crawford United Corporation

(Exact Name of Registrant as Specified in Charter)

Ohio	000-00147	34-0288470
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

10514 Dupont Avenue Cleveland, Ohio	44108
(Address of Principal Executive Offices)	(Zip Code)

(216) 541-8060

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act: None.

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01. Entry Into Material Definitive Agreement.

Transaction Agreement

Effective March 1, 2021, MTA Acquisition Company, LLC, a Delaware limited liability company (“MTA”) and indirect wholly-owned subsidiary of Crawford United Corporation (the “Company”), completed the acquisition (the “Transaction”) of all of the membership interests of Global-Tek-Manufacturing LLC, a Puerto Rico limited liability company and specialist in machining parts from wrought, rounds, castings or extrusions and providing in house anodizing and other finishing and assembly operations (“Global-Tek”) and substantially all of the assets of Machining Technology L.L.C., a Colorado limited liability company with CNC machining capability (“Machining Technology”), pursuant to a Membership Interest and Asset Purchase Agreement (the “Purchase Agreement”) entered into March 2, 2021 and effective as of March 1, 2021 by and among (i) MTA; (ii) Kevin Curtis, an individual, and Stacy Curtis, an individual (collectively, the “Interest Sellers”); (iii) Machining Technology (together with the Interest Sellers, the “Sellers”); and Kevin Curtis, in his capacity as the representative of the Sellers.

MTA acquired the membership interests and assets in exchange for approximately $4.9 million in cash and the repayment of remaining outstanding indebtedness and transaction costs totaling approximately $1.58 million, subject to customary post-closing adjustments. The Purchase Agreement also includes a post-closing “earnout” that provides for up to an aggregate of $1.5 million in additional consideration to the Interest Sellers (up to $750,000 per year) if specified performance targets are met in the two years following closing. If earned, the additional consideration is payable in cash or, at the election of each Interest Seller, in Company common shares up to a maximum aggregate amount of 61,475 shares.

The Purchase Agreement contains customary indemnification obligations of each party with respect to breaches of their respective representations, warranties and covenants, and certain other specified matters, which are subject to certain exceptions, terms and limitations described further in the Purchase Agreement. The Membership Purchase Agreement contains certain customary post-closing covenants of the parties, including cooperation on tax and audit matters.

The parties to the Transaction have made customary representations, warranties and covenants in the Purchase Agreement. The representations, warranties and covenants set forth in the Purchase Agreement have been made only for the purposes of such agreement and were solely for the benefit of the parties to the Purchase Agreement, may be subject to limitations agreed upon by the contracting parties, including being qualified by confidential disclosures, may have been made for the purposes of allocating contractual risk between the parties to the Purchase Agreement instead of establishing these matters as facts, and may be subject to standards of materiality applicable to the contracting parties that differ from those applicable to investors. Accordingly, the Purchase Agreement is included with this filing only to provide investors with information regarding the terms of the Transaction, and not to provide investors with any other factual information regarding the parties or their respective businesses, and should be read in conjunction with the disclosures in the Company's periodic reports and other filings with the Securities and Exchange Commission.

A copy of the Purchase Agreement is attached as Exhibit 2.1 to this Current Report on Form 8-K and is incorporated in this Item 1.01 by reference. The foregoing description of the Purchase Agreement is a summary, does not purport to be complete and is qualified in its entirety by reference to the full text of the Purchase Agreement.

Credit Agreement

On March 2, 2021, Crawford United Corporation, an Ohio corporation (the “Company”), entered into a Fifth Amendment Agreement (the “Fifth Amendment”), which amends the Credit Agreement dated as of June 1, 2017, as modified and amended by that certain First Amendment Agreement, dated as of July 5, 2018, that certain Second Amendment Agreement, dated as of September 30, 2019, that certain Third Amendment Agreement, dated as of December 30, 2019 and that certain Fourth Amendment Agreement, dated as of January 15, 2021, by and among the Company, certain of the Company’s subsidiaries, and JPMorgan Chase Bank, N.A. (as modified and amended, the “Credit Agreement”).

The Fifth Amendment to the Credit Agreement, among other things, increases the maximum aggregate principal amount that the Company and its subsidiaries may borrow under the revolving credit facility from $20,000,000 to $30,000,000, adds Global-Tek-Manufacturing LLC as a borrower and increases baskets and thresholds in certain covenants and defaults under the Credit Agreement.

The foregoing description of the Fifth Amendment to the Credit Agreement is a summary and is qualified in its entirety by reference to the full text of the Fifth Amendment which is attached to this Current Report on Form 8-K as Exhibit 10.1 and incorporated herein by reference.

Item 2.03. Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The disclosure under Item 1.01 of this Current Report on Form 8-K is incorporated by reference into this Item 2.03.

Item 7.01. Regulation FD Disclosure.

On March 2, 2021, the Company issued a press release announcing the Transaction. A copy of the Company’s press release is furnished as Exhibit 99.1.

Item 9.01. Financial Statements and Exhibits.

(d)      Exhibits.

Exhibit No.	Description of Exhibit

2.1	Membership Interest and Asset Purchase Agreement effective as of March 1, 2021, by and among the MTA and the Sellers.

10.1	Fifth Amendment to Credit Agreement.

99.1	Press Release dated March 2, 2021.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CRAWFORD UNITED CORPORATION

Date: March 5, 2021	By:	/s/ John P. Daly
Name: John P. Daly
Title: Chief Financial Officer

Exhibit Index

Exhibit No.	Description of Exhibit

2.1	Membership Interest and Asset Purchase Agreement effective as of March 1, 2021, by and among the MTA and the Sellers.

10.1	Fifth Amendment to Credit Agreement.

99.1	Press Release dated March 2, 2021.